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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included or incorporated by reference in this Annual Report on Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (Registration Nos. 33-43619, 33-72436, 33-84988, 33-84990, 33-59807, 33-61621,
33-61625, 33-61627, 333-02181, 333-08161, 333-14115, 333-14613, 333-34819,
333-51975, 333-64239, 333-70055, 333-59247, 333-56113), previously filed
Registration Statements on Form S-3 (Registration Nos. 333-00097, 333-08573, 333-32471, 333-33889, 333-52197), and previously filed Registration Statements on Form S-4 (Registration Nos. 333-31979 and 333-32805).

Arthur Andersen LLP

Houston, Texas
March 29, 1999